UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2010

ADTRAN, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-24612	63-0918200
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Explorer Boulevard, Huntsville, Alabama	35806-2807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (256) 963-8000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
ADTRAN, Inc. held its Annual Meeting of Stockholders on May 5, 2010 (Annual Meeting). At the Annual Meeting, ADTRAN’s stockholders (i) elected the seven people listed below to serve as directors for a one year term expiring at the 2011 Annual Meeting of Stockholders and until their successors have been duly elected and qualified; (ii) approved the 2010 Directors Stock Plan; and, (iii) ratified the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2010. The voting results for these proposals are presented in the tables below:
Proposal 1 — Election of Directors

			Broker
	For	Withheld	Non-Votes
Thomas R. Stanton	50,101,203	913,610	2,994,227
H. Fenwick Huss	50,894,404	120,409	2,994,227
Ross K. Ireland	50,897,554	117,259	2,994,227
William L. Marks	50,477,949	536,864	2,994,227
James E. Matthews	47,840,520	3,174,293	2,994,227
Balan Nair	50,859,339	155,474	2,994,227
Roy J. Nichols	50,477,924	536,889	2,994,227
Proposal 2 — Approval of the ADTRAN, Inc. 2010 Directors Stock Plan

For	Against	Abstain	Broker Non-Votes
39,459,853	11,518,949	36,011	2,994,227
Proposal 3 — Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2010

For	Against	Abstain	Broker Non-Votes
53,624,478	362,427	22,135	—

SIGNATURES
Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on May 28, 2010.

ADTRAN, Inc. (Registrant)
By:	/s/ James E. Matthews
James E. Matthews
Senior Vice President -- Finance, Chief Financial Officer, Treasurer, Secretary and Director